As filed with the Securities and Exchange Commission on March 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2711626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

269 Mill Road

Chelmsford, MA 01824

(978) 421-9655

(Address of Principal Executive Offices)

ZOLL MEDICAL CORPORATION AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

ZOLL MEDICAL CORPORATION AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the plans)

Richard A. Packer

Chief Executive Officer

ZOLL Medical Corporation

269 Mill Road

Chelmsford, MA 01824

(Name and Address of Agent For Service)

(978) 421-9655

(Telephone number, including area code, of agent for service)

With a copy to:

Raymond C. Zemlin

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of Registration fee (2)(3)
Common Stock, par value $0.01 per share (2)	955,000	$42.07	$40,176,850	$4,665

(1)	Consists of an additional 920,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of ZOLL Medical Corporation (the “Registrant”) reserved for issuance under the ZOLL Medical Corporation Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) and an additional 35,000 shares of the Registrant’s Common Stock reserved for issuance under the ZOLL Medical Corporation Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “2006 Plan” and, together with the 2001 Plan, the “Plans”). This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be acquired pursuant to the Plans in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event.

(2)	This Registration Statement also relates to the rights (the “Rights”) to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that, pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of April 23, 2008, are attached to all shares of Common Stock that are issued. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and are transferred only with the Common Stock. Because no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Common Stock. Any value attributable to the Rights is reflected in the market price of the Common Stock.

(3)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based on the average of the high and low prices for the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on March 17, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by ZOLL Medical Corporation (the “Registrant”) for the purpose of registering an additional (i) 920,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Registrant reserved for issuance under the ZOLL Medical Corporation Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) and (ii) 35,000 shares of Common Stock reserved for issuance under the ZOLL Medical Corporation Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “2006 Plan”). Following the registration of the additional shares of Common Stock under this Registration Statement, a total of (i) 4,170,000 shares of Common Stock will be registered under the 2001 Plan and (ii) 192,500 shares of Common Stock will be registered under the 2006 Plan.

The securities subject to this Registration Statement on Form S-8 are of the same class as other securities for which Registration Statements on Form S-8 were previously filed by the Registrant and declared effective by the Securities and Exchange Commission (the “Commission”). Accordingly, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 previously filed with the Commission on: (i) November 9, 2004 (File No. 333-120310), (ii) March 29, 2006 (File No. 333-132804) and (iii) February 12, 2009 (File No. 333-157282).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of the Registrant’s Common Stock to be offered hereby will be passed upon for the Registrant by Stephen Korn in his capacity as Vice President and General Counsel of the Registrant. Mr. Korn is the beneficial owner of approximately 3,018 shares of the Registrant’s Common Stock under the 2001 Plan.

Item 8.	Exhibits.

Exhibit	Description

4.1	Restated Articles of Organization (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, under the Securities Act of 1933 (Registration Statement No. 333-47937) filed with the Commission on May 15, 1992).

4.2	Articles of Amendment to the Restated Articles of Organization (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2007).

4.3	Amended and Restated By-laws (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, under the Securities Act of 1933 (Registration Statement No. 333-47937) filed with the Commission on May 15, 1992).

4.4	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2007).

4.5	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2008).

4.6	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2009).

4.7	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011).

4.8	Shareholders Rights Agreement dated as of April 23, 2008, between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 24, 2008).

5.1*	Opinion of Stephen Korn.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Stephen Korn (included in Exhibit 5.1).

24*	Power of Attorney (included in signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, the Commonwealth of Massachusetts on this 24th day of March 2011.

ZOLL MEDICAL CORPORATION

By:	/s/ Richard A. Packer
Richard A. Packer Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Richard A. Packer and A. Ernest Whiton such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Packer Richard A. Packer	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2011

/s/ A. Ernest Whiton A. Ernest Whiton	Vice President of Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2011

/s/ Thomas M. Claflin, II Thomas M. Claflin, II	Director	March 24, 2011

/s/ James W. Biondi, M.D. James W. Biondi, M.D.	Director	March 24, 2011

Judith C. Pelham	Director

Benson F. Smith	Director

/s/ Robert J. Halliday Robert J. Halliday	Director	March 24, 2011

/s/ Lewis H. Rosenblum Lewis H. Rosenblum	Director	March 24, 2011

/s/ John J. Wallace John J. Wallace	Director	March 24, 2011

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Articles of Organization (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, under the Securities Act of 1933 (Registration Statement No. 333-47937) filed with the Commission on May 15, 1992).

4.2	Articles of Amendment to the Restated Articles of Organization (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2007).

4.3	Amended and Restated By-laws (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, under the Securities Act of 1933 (Registration Statement No. 333-47937) filed with the Commission on May 15, 1992).

4.4	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2007).

4.5	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2008).

4.6	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2009).

4.7	Certificate of Amendment to the Registrant’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011).

4.8	Shareholders Rights Agreement dated as of April 23, 2008, between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 24, 2008).

5.1*	Opinion of Stephen Korn.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Stephen Korn (included in Exhibit 5.1).

24*	Power of Attorney (included in signature page to this Registration Statement).

*	Filed herewith